COTTON BAY HOLDINGS

August 1, 2012

Amy Roy- Haeger
4000 MacArthur Boulevard
9th Floor
Newport Beach, CA, 92660

RE: ACCEPTANCE OF APPOINTMENT TO BOARD OF DIRECTORS

Dear Ms. Roy- Haeger:

We are hereby inviting you to serve on the Board of Directors (the "Board") of Cotton Bay Holdings, Inc., a publicly reporting entity incorporated in Delaware ("Cotton Bay Holdings"). Your acceptance of this invitation will be confirmed through execution of this correspondence below, and your execution of the enclosed Advisory Board Consulting and Compensation Agreement dated August 1, 2012 (the "Advisor Agreement").

By executing this correspondence, and the Advisor Agreement, you are agreeing to comply with the duties of such an appointment under all applicable common laws, statutory laws, and rules and regulations of the United States Securities and Exchange Commission. Furthermore, you are agreeing to perform your advisory services consistent with the Bylaws of Cotton Bay Holdings.

I am looking forward to a productive and long-term relationship. Please feel free to contact our corporate counsel, Anthony R. Paesano at apaesano@paesanoakkashian.com or (248) 792-6886 with any questions.

Very truly yours,

/s/Alfred E. Abiouness, Jr.

Alfred E. Abiouness, Jr.
Chairman of the Board

Agreed:

/s/ Amy Roy-Haeger
Amy Roy- Haeger

cc:    Anthony R. Paesano
        Board of Directors